UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

March 28, 2017
Date of Report (Date of Earliest Event Reported)
ITRON, INC.
(Exact Name of Registrant as Specified in its Charter)

Washington	000-22418	91-1011792
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

2111 N. Molter Road, Liberty Lake, WA 99019
(Address of Principal Executive Offices, Zip Code)

(509) 924-9900
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) On March 28, 2017, Itron, Inc., (the “Company”) issued a press release announcing that W. Mark Schmitz, the Executive Vice President and Chief Financial Officer of the Company will be stepping down effective immediately. A copy of the press release is filed as Exhibit 99.1 to this Form 8-K and is incorporated herein by reference in its entirety.

(c) The Company and its board of directors have initiated a search for a new CFO and have engaged an executive search firm to assist in the process.  Robert Farrow, the Company’s Vice President - Strategic Planning and Treasury will serve as interim CFO until a successor has been identified and the transition is effective.

Mr. Farrow, age 59, the Company’s Vice President - Strategic Planning and Treasury, joined the Company in October 2015.  Before joining the Company, Mr. Farrow served as Vice President – Financial Services and Treasury and as Corporate Treasurer for Alghanim Industries which he joined in June 2009.  From 1994 to 2009, Mr. Farrow held positions of increasing responsibility in finance and treasury at General Electric, including CFO of GE Hydro.

Mr. Farrow has no relationships or transactions with the Company which are required to be disclosed pursuant to Item 404(a) of Regulations S-K.

(e)  Mr. Farrow’s compensation as interim CFO will consist of: (1) an annual base salary of $293,300; (2) an annual bonus target for fiscal year 2017 equal to 50% of his annual base salary under the Itron, Inc. Executive Management Incentive Plan subject to its terms and conditions; (3) an additional payment of $7,000 for each month Mr. Farrow serves as interim CFO; and (4) restricted share units (RSUs) with a grant date fair market value of $140,000.  The RSUs will be granted under the Itron, Inc. Amended and Restated 2010 Stock Incentive Plan (the “Plan”) and will vest 100% on the second anniversary of the grant date, subject to the terms and conditions of an RSU award agreement and the Plan. Mr. Farrow will become a participant under the Company’s Executive Severance Policy and the Company is entering into an indemnification agreement with Mr. Farrow in the form customary for its officers and directors.

Under the Company’s Executive Severance Policy, Mr. Schmitz will receive a payment equal to his annual salary, a one year continuation of medical benefits and certain outplacement services, in each case conditioned upon his agreement to customary covenants regarding confidential information, non-disparagement, non-competition, non-solicitation and a release of claims.

Caution Regarding Forward Looking Statements

This 8-K includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements relate to the Chief Financial Officer transition and other statements that are not historical fact. Although we believe the assumptions upon which these forward-looking statements are based are reasonable, any of these assumptions could prove to be inaccurate and the forward-looking statements based on these assumptions could be incorrect. Actual results may differ materially from those suggested or implied by the forward-looking statements depending on a variety of factors. Some of these factors include our ability to conduct an executive search, our ability to identify and attract a successor to the Chief Financial Officer and other risk factors discussed in Itron, Inc.’s filings with the Securities and Exchange Commission. We undertake no obligation to update any information contained in this 8-K.

Item 9.01 Financial Statements and Exhibits.

Exhibit 99.1 - Press release dated March 28, 2017

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ITRON, INC.

Dated:	March 28, 2017	By:	/s/ Shannon Votava
Shannon Votava
Senior Vice President, General Counsel and Corporate Secretary

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press release dated March 28, 2017.